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                                                                    EXHIBIT 21.1

                   CORAM HEALTHCARE CORPORATION SUBSIDIARIES

Coram Alternate Site Services, Inc.
Coram Healthcare Corporation of Alabama
Coram Healthcare Corporation of Florida
Coram Healthcare Corporation of Greater D.C.
Coram Healthcare Corporation of Greater New York
Coram Healthcare Corporation of Illinois
Coram Healthcare Corporation of Indiana
Coram Healthcare Corporation of Kentucky
Coram Healthcare Corporation of Massachusetts
Coram Healthcare Corporation of Michigan
Coram Healthcare Corporation of Mississippi
Coram Healthcare Corporation of Nevada
Coram Healthcare Corporation of New Hampshire
Coram Healthcare Corporation of New York
Coram Healthcare Corporation of North Texas
Coram Healthcare Corporation of Northern California
Coram Healthcare Corporation of Rhode Island
Coram Healthcare Corporation of South Carolina
Coram Healthcare Corporation of Southern California
Coram Healthcare Corporation of Southern Florida
Coram Healthcare Corporation of Utah
Coram Healthcare Corporation of Washington
Coram Healthcare Limited
Coram Healthcare of Wyoming, LLC
Coram Homecare of Illinois, Inc.
Coram Homecare of Minnesota, Inc.
Coram Homecare of Northern California, Inc.
Coram Homecare of South Carolina, Inc.
Coram Homecare of Texas, Inc.
Coram, Inc.
Coram Independent Practice Association, Inc.
Coram International Holdings Ltd.
Coram Prescription Services, Inc.
Coram Resource Network, Inc.
Coram Service Corporation
CTI Network, Inc.
Curaflex Health Services, Inc.
Fairfax Hematology Oncology Associates, Inc.
HealthInfusion, Inc.
Home Care Hawaii, LLP
H.M.S.S., Inc.
Medisys, Inc.
T2 Medical, Inc.
Caremark Pharmacy Services, Inc.
Clinical Homecare Corporation
Comprehensive Pharmacy Home IV Services, Inc.
Dallas Home Therapeutics, Inc
Extendacare Health Systems, Inc.
Stratogen of Rhode Island, Inc.